EXHIBIT 99.1

Contact:	Todd Flowers

Investor Relations

(502) 596-6569

KINDRED HEALTHCARE COMPLETES SYNDICATION OF INCREMENTAL TERM LOAN

AND SECURES CONSENT FOR AMENDMENTS TO CREDIT FACILITIES

LOUISVILLE, Ky. (June 9, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced it has completed syndication and pricing of an incremental $200 million term loan, the proceeds of which will be used to repay outstanding borrowings under the Company’s existing $900 million senior secured asset-based revolving credit facility (the “ABL Facility”). This borrowing will have the same terms as, and will be fungible with, the outstanding $1.18 billion of term loans under Kindred’s existing senior secured term loan credit facility (the “Term Loan Facility”). The incremental term loan will be issued at 99.05% of par.

In connection with the incremental term loan, the Company also received consent from the required lenders under the Term Loan Facility and the ABL Facility to amend various provisions of those credit facilities, including to allow for a broader range of joint venture activity, increase the Company’s financial flexibility and make other changes to better align the terms of these borrowings with Kindred’s strategic plan.

Kindred has retained J.P. Morgan Securities LLC to act as sole lead arranger and sole bookrunner for the incremental term loan. JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the Term Loan Facility, under which the incremental term loan will be borrowed.

These transactions are expected to close on or about June 15, 2016, subject to customary closing conditions.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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680 South Fourth Street         Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Completes Syndication of Incremental Term Loan and Secures Consent for Amendments to Credit Facilities

June 9, 2016

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At March 31, 2016, Kindred through its subsidiaries had approximately 102,000 employees providing healthcare services in 2,700 locations in 46 states, including 95 transitional care hospitals, 19 inpatient rehabilitation hospitals, 92 nursing centers, 20 sub-acute units, 618 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,752 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended March 31, 2016.

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